Registration No. 333-_________
As filed with the Securities and Exchange Commission on November 17, 2000

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------


                          SPEEDCOM WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

                    Delaware                                    58-2044990
        (State or other jurisdiction of                      (I.R.S. Employer
         incorporation or organization)                     Identification No.)

        1748 Independence Boulevard, C-5                           34234
               Sarasota, Florida                                (Zip Code)
    (Address of principal executive offices)

            Speedcom Wireless Corporation 2000 Equity Incentive Plan
                            (Full title of the plan)

                                                                 Copy to:
               Michael W. McKinney
  Chairman and Chief Executive Officer, Director          Edwin D. Mason, Esq.
           1748 Independence Boulevard                       Foley & Lardner
             Sarasota, Florida 34234                          One IBM Plaza
                  (941) 358-9283                          330 N. Wabash Avenue
       (Name, address and telephone number,              Chicago, Illinois 60611
    including area code, of agent for service)               (312) 755-1900

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
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                                   Proposed       Proposed
  Title of                         Maximum        Maximum
Securities to     Amount to be  Offering Price    Aggregate        Amount of
be Registered     Registered      Per Share     Offering Price  Registration Fee
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Common Stock,
$.001 par value  1,000,000 shares   $6.00(1)      $6,000,000(1)      $1584.00
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(1)  Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee for the 1,000,000 shares covered by this registration statement and reserved for future grants under the plan has been calculated on the basis of $6.00 per share, the average of the bid and asked price of the registrant's common stock as reported on the OTC Bulletin Board on November 16, 2000.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.
               ---------------------------------------

               The following documents have been previously filed by Speedcom Wireless Corporation (the "Company") with the Commission and are incorporated herein by reference:

               (a) A Form S-4 dated August 25, 2000 filed pursuant to Rule 424(b), which includes audited financial statements of Speedcom Wireless International Corporation (predecessor of the Registrant) as of and for the years ended December 31, 1999 and 1998 and unaudited interim financial statements for the six month periods ended June 30, 2000 and 1999.

               (b) The Company's annual report filed on Form 10-K for the fiscal year ended March 31, 2000.

               (c) The Company's quarterly report filed on Form 10-Q for the periods ended June 30, 2000 and September 30, 2000.

               (d) All other reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended March 31, 2000.

               (e) The description of the Company's Common Stock contained in
Item 1 of the Company's Registration Statement on Form 8-A dated October 1, 1996; such information is incorporated therein by reference to the Company's Registration Statement on Form SB-2 File No. 333-06711 originally filed on June 24, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.
               -------------------------

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

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

               Not applicable.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

               Section 145 of the Delaware General Corporation Law authorizes a court to award, or permits a Delaware corporation to grant, indemnity to present or former directors and executive officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, including reimbursement for expenses incurred.

               The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the certificate of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. In addition, the registrant has entered into Indemnification Agreements with its directors and executive officers in which the registrant has agreed to indemnify such persons to the fullest extent now or hereafter permitted by Delaware law.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

               Not Applicable.

Item 8.        Exhibits.
               --------

               The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.                  Exhibit
       ----------                   -------

           (4)        Speedcom Wireless Corporation 2000 Equity Incentive Plan

           (5)        Opinion of Foley & Lardner

         (23.1)       Consent of Ernst & Young LLP

         (23.2)       Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.        Undertakings.
               ------------

               (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


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

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, and State of Florida, on this 16th day of November, 2000.


                                         SPEEDCOM WIRELESS CORPORATION



                                         By: /s/  Michael W. McKinney
                                             ----------------------------------
                                             Michael W. McKinney
                                             Chief Executive Officer

                                POWER OF ATTORNEY

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael W. McKinney, Bruce Sanguinetti, Jay O. Wright and R. Craig Roos, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

        Signature                     Title                         Date
        ---------                     -----                         ----


/s/ Michael W. McKinney         Chairman, Chief Executive      November 16, 2000
---------------------------     Officer and Director
Michael W. McKinney


/s/ Bruce Sanguinetti           President and Director         November 16, 2000
---------------------------
Bruce Sanguinetti


/s/ Jay O. Wright               Chief Financial Officer        November 16, 2000
---------------------------     and Director
Jay O. Wright


/s/ R. Craig Roos               Vice Chairman and Director     November 16, 2000
-----------------
R. Craig Roos

                                  EXHIBIT INDEX


       SPEEDCOM WIRELESS INTERNATIONAL CORPORATION 2000 STOCK OPTION PLAN


  Exhibit No.                        Exhibit
  -----------                        -------

      (4)           Speedcom Wireless Corporation 2000 Equity Incentive
                    Plan

      (5)           Opinion of Foley & Lardner

     (23.1)         Consent of Ernst & Young LLP

     (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

      (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)